PUT AGREEMENT

     This PUT AGREEMENT (the "AGREEMENT") is made and entered into as of the 30th day of April, 1999, by and between Knipp Brothers, Inc., an Arizona corporation ("KBI"), BMHC Framing, Inc., a Delaware corporation ("FRAMING"), Building Materials Holding Corporation, a Delaware corporation ("BMHC") and Knipp Brothers Industries, LLC, a Delaware limited liability company (the "LLC").

                                    RECITALS

     WHEREAS, KBI and Knipp formed the LLC in December 1998;

     WHEREAS, in connection with the transactions contemplated hereby, KBI and Framing have entered into an Amended and Restated Limited Liability Company Agreement for the LLC (the "Operating Agreement");

     WHEREAS, KBI, Lawrence W. Knipp ("Knipp"), BMHC and Framing have entered into a Securities Purchase Agreement, dated as of March 23, 1999 (the "Purchase Agreement"), pursuant to which Framing has acquired a 49% interest in the LLC; and

     WHEREAS, it is a condition to the consummation of the transactions contemplated by the Purchase Agreement that the parties enter into this Agreement.

     NOW THEREFORE, in consideration of the mutual covenants, promises and representations set forth herein, and for other good and valuable consideration the receipt of which is hereby acknowledged, the parties agree as follows.

                                    AGREEMENT

     1. CERTAIN DEFINITIONS. Capitalized terms used but not defined in this Agreement shall have the meanings ascribed to such terms in the Operating Agreement.

     2. GRANT OF PUT. Upon the terms and subject to the conditions set forth in this Agreement, BMHC hereby grants to the KBI Members the right to require BMHC to purchase (the "Put") all of the Interests held by the KBI Members in the LLC. The Put may be exercised during the period commencing on April 30, 2004 and terminating at 5:00 p.m. California time on April 30, 2005 (the "Term") by KBI Members providing written notice (the "Put Notice") to BMHC during the Term of the election to exercise the Put. The Put shall terminate upon the earlier of
(i) the expiration of the Term; (ii) the closing of a Redemption in accordance with the terms of Article VIII of the Operating Agreement; or (iii) the closing of a Change of Control Transaction of the LLC. The Put may be exercised only in whole and not in part. If during the stated Term set forth in this Section 2, and prior to KBI Members providing the Put Notice to BMHC, Framing delivers a Redemption Notice pursuant to Section 8.1 of the Operating Agreement or BMHC Members exercise the BMHC Manager Designation, or the Members are

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undertaking a Change of Control Transaction, the stated Term shall be extended by a period of time equal to the period of time that the Redemption or Change of Control Transaction is pending in the event that the Redemption or Change of Control Transaction does not close.

     3.   PURCHASE PRICE AND LOANS.

          (a) The purchase price (the "Purchase Price") for the KBI Members' Interests shall be equal to the Redemption Price, determined as of the date of the Put Notice.

          (b) The Purchase Price may be paid in cash or Common Stock of BMHC or a combination of cash and BMHC Common Stock with any BMHC Common Stock valued at its then fair market value based upon the average of the closing prices of the Common Stock of BMHC for the five most recent trading days prior to the date of the Put Notice; provided, however, that KBI Members shall not be required to accept Common Stock of BMHC in payment of all or a portion of the Purchase Price unless such stock may be sold immediately in the public market at the Closing and BMHC agrees to arrangements, including a guaranty of the aggregate amount KBI Members are entitled to receive if the Purchase Price were paid in cash at the Closing, reasonably acceptable to KBI Members, to effectively eliminate the risk of a reduction in the market price of the Common Stock of BMHC during a reasonable sale period of not to exceed six months beginning on the Closing.

          (c) If there shall be any outstanding loans, including, without limitation, Special Loans, by KBI Members to the LLC, such loans, including interest thereon accrued and unpaid, shall be purchased by BMHC for the principal amount thereof and accrued and unpaid interest thereon at the Closing. The purchase price for such loans shall be paid, at KBI Members' option, by certified check drawn to the order of KBI Members, or by wire transfer of immediately available funds to an account designated by KBI Members. At the Closing, KBI Members shall deliver to BMHC each note evidencing such loans.

          (d) The provisions of Section 8.4 of the Operating Agreement pertaining to this Agreement are specifically incorporated herein and made applicable to this Agreement.

     4.   CLOSING OF PUT.

          (a) The closing of the transactions contemplated hereby shall take place at the offices of BMHC, One Market Plaza, Steuart Street Tower, San Francisco, California 94105 , at 10:00 a.m. California time, not earlier than 60 days nor later than 180 days after receipt of the Put Notice or at such other time and place as BMHC and KBI Members mutually agree upon (which time and place are referred to in this Agreement as the "Closing"). At the Closing, the KBI Members will deliver to BMHC instruments evidencing the transfer of its Interests in the LLC and its withdrawal from the LLC, all against delivery by BMHC to the KBI Members of the Purchase Price and the payment for the purchase of loans and Special Loans, if any, in accordance with Section 3(c).

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          (b)  The parties acknowledge that exercise of the Put and purchase by
BMHC of the KBI Members' Interests may require filings under the HSR Act. Each of the parties hereto agree to cooperate with each other and use reasonable efforts to comply with any applicable requirements of the HSR Act; provided, however, that no party shall be under any obligation to comply with any request that it reasonably determines is unduly burdensome. Filing fees under the HSR Act shall be paid by the LLC. Any time periods specified with respect to the closing of the Put in this Section 4 shall be extended if required to comply with filing and waiting period requirements under the HSR Act.

          (c) Upon exercise of the Put, the Purchase Price shall be allocated for income tax purposes among the assets of the LLC pursuant to Section 755 and 1060 of the Internal Revenue Code. Such allocation shall be on a tax basis, except for real property, which shall be allocated based on fair market value. Any excess above the tax basis and fair market value of real property shall be allocated to goodwill. BMHC and KBI Members agree that they will file their tax returns on a basis consistent wth such allocations.

     5. BMHC OBLIGATION. BMHC may assign its rights under this Agreement to an Affiliate, but such assignment shall not relieve BMHC of any of its obligations under this Agreement.

     6.   MISCELLANEOUS.

          (a) Successors and Assigns. The terms and conditions of this Agreement will inure to the benefit of and be binding upon the respective successors of the parties. The Put is not transferable by KBI or the KBI Members without the written consent of BMHC, which consent may be withheld in BMHC's absolute discretion.

          (b) Governing Law. This Agreement will be governed by and construed under the internal laws of the State of Delaware, without reference to principles of conflict of laws or choice of laws.

          (c) Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

          (d) Headings. The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs, exhibits and schedules will, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by this reference.

          (e) Notices. Any notice required or permitted under this Agreement shall be given in accordance with the provisions of Section 20.6 of the Purchase Agreement.

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          (f)  Amendments and Waivers. This Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of Framing and BMHC on the one hand and KBI Members and Knipp on the other hand. Any amendment or waiver effected in accordance herewith will be binding upon each of the parties hereto and their respective successors and assigns.

          (g) Severability. If any provision of this Agreement is held to be unenforceable under applicable law, such provision will be excluded from this Agreement and the balance of the Agreement will be interpreted as if such provision were so excluded and will be enforceable in accordance with its terms.

          (h) Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties with respect to the subject matter hereof.

          (i) Further Assurances. From and after the date of this Agreement upon the request of BMHC or KBI Members, the parties hereto will execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

          (j) Fees, Costs and Expenses. All fees, costs and expenses (including attorney's' fees and expenses) incurred by any party hereto in connection with the preparation, negotiation and execution of this Agreement the consummation of the transactions contemplated hereby (including the costs associated with any filings with, or compliance with any of the requirements of, any governmental authorities), shall be the sole and exclusive responsibility of such party.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first written above.

BUILDING MATERIALS HOLDING CORPORATION      KNIPP BROTHERS, INC.

By: /s/ Ellis C. Goebel                     By: /s/ Lawrence W. Knipp
Title:  Senior VP Finance & Treasurer       Title: President

BMHC FRAMING, INC.                          KNIPP BROTHERS INDUSTRIES, LLC

By: /s/ Ellis C. Goebel                     By: Knipp Brothers, Inc.,
Title:  Senior VP Finance & Treasurer           Managing Member

                                            By: /s/ Lawrence W. Knipp
                                                    Lawrence W. Knipp, President

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FA990360.022/4+



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